UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 21, 2007, the Company filed a Current Report on Form 8-K reporting under Item 2.02 its financial results for its third quarter ended July 31, 2007 and certain other matters under Item 2.01. This Amendment No. 1 amends and restates the original Current Report on Form 8-K in its entirety and adds the transcript of the conference call reporting the financial results as Exhibit 99.2.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Company has made a series of advances under a loan to a start-up connector company, Applied Optical Systems, Inc. (the “Borrower”). On September 19, 2007, the Company made an advance to the Borrower which, when aggregated with the other advances made to the Borrower, increases the net amount owed to the Company by the Borrower to approximately 10% of the Company’s total assets.

As of September 19, 2007, the Company had advanced a total of $3,438,379, net (including some accrued interest and accounts receivable from certain product sales) to the Borrower. The note receivable associated with the advances matures July 31, 2008, if not further amended. The note receivable is collateralized by all of the Borrower’s tangible and intangible property and bears interest at six percent (6%) per annum. Two of the founders of the Borrower have also personally guaranteed amounts up to two-thirds of the principal balance outstanding on the note receivables plus two-thirds of any accrued interest related to the note receivables. In connection with the loan, the Company was issued a warrant by the Borrower which, as amended, gives the Company the right to purchase a fifty-six percent (56%) equity interest in the Borrower on a fully diluted, as converted basis, for a purchase price of $1,500,000. In addition, the Company was granted the right to purchase all other outstanding equity of the Borrower at various times from 2009 through 2012, at a fixed multiple of trailing earnings before interest and taxes (EBIT), conditioned upon the Company’s exercise of the warrant or the Borrower’s failure to repay the loans when due. The note receivable is callable by the Company at any time. The Company’s rights under the warrant terminate if the warrant is not exercised prior to the expiration date.

The loan is part of a strategy designed to provide the Company with the ability to expand its product line offering in certain market niches in which the Company currently sells its fiber optic cable products and to preserve channels to market for the Company’s existing product line offering in those market niches over the longer term.

The Borrower specializing in the design, manufacture and sale of connectors and cable assemblies for certain niche markets. The Borrower offers complementary products to the Company’s product offering and is still in the development stage. As a development stage company, the Borrower currently has limited revenues and assets and is incurring net losses.

Item 2.02.	Results of Operations and Financial Condition

On September 14, 2007, the Company issued a press release announcing its 2007 third quarter financial results. The Company also held a conference call on September 20, 2007 to discuss its financial results for the third quarter ended July 31, 2007. The press release is attached hereto as Exhibit 99.1. The transcript of the conference is attached here to as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Press release issued September 14, 2007 (FILED HEREWITH)
99.2	Transcript of conference call on September 20, 2007 (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Vice President and Chief Financial Officer

Dated: September 26, 2007

EXHIBIT INDEX

OPTICAL CABLE CORPORATION

Current report on Form 8-K

Exhibit No.	Description of Exhibit
99.1	Press release issued September 14, 2007 (FILED HEREWITH)

99.2	Transcript of conference call on September 20, 2007 (FILED HEREWITH)